SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 23, 2005


                         Patriot Scientific Corporation
               (Exact Name of Registrant as Specified in Charter)


           Delaware                        0-22182               84-1070278
(State or other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation)                                       Identification No.)


                               10989 VIA FRONTERA
                           SAN DIEGO, CALIFORNIA 92127
                    (Address of principal executive offices)

                                 (858) 675-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

o Written communication pursuant to Rule 4254 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (127 CFR 240.13e-4(c))

Item 8.01         OTHER EVENTS.

On September 23, 2005, Lowell Giffhorn, a former executive officer and a current director of Patriot Scientific Corporation (the "Company"), submitted a demand for arbitration with the American Arbitration Association related to the termination of Mr. Giffhorn's employment with the Company. Mr. Giffhorn asserts that the termination of his employment with the Company was unlawful, retaliatory, wrongful, violated public policy, violated the covenant of good faith and fair dealing and violated securities laws. Mr. Giffhorn demands damages of $1,500,000, which amount constitutes approximately 25% of the Company's current cash reserves. The Company intends to vigorously defend itself with regard to these claims. The parties are currently in the process of selecting arbitrators. The amount, if any, of ultimate liability with respect to the foregoing cannot be determined. Despite the inherent uncertainties of litigation, the Company at this time does not believe that the foregoing will have a material adverse impact on its financial condition, results of operations, or cash flows.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                        Patriot Scientific Corporation
                                        (Registrant)


Date:  October 18, 2005                 By:      /s/ David H. Pohl
                                                 -------------------------------
                                                 David H. Pohl, Chairman and CEO